UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

Tilray, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Maughan Road Nanaimo, BC, Canada		V9X IJ2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 845-7291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On October 22, 2018, Tilray, Inc. (“Tilray”) issued an additional US$25.0 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2023 (the “additional notes”) to Cowen and Company, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp., as representatives of the several initial purchasers (collectively, the “Initial Purchasers”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The additional notes were also sold to accredited investors in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws. The issuance of the additional notes was pursuant to the Initial Purchasers’ partial exercise of its 13-day over-allotment option granted in the original offering of US$450 million aggregate principal amount of 5.00% Convertible Senior Notes due 2023 (the “notes”). The additional notes are being issued under the indenture (the “Indenture”) dated as of October 10, 2018 between Tilray and GLAS Trust Company LLC, as trustee, and have identical terms to the notes. The Indenture and the notes are each as described in Item 1.01 of Tilray’s Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on October 10, 2018, which is incorporated herein by reference.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 5.00% Convertible Senior Note due 2023, which are filed as Exhibit 4.1 and 4.2, respectively, to the Prior 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tilray, Inc.

Dated: October 22, 2018	By:	/s/ Brendan Kennedy
Brendan Kennedy
Chief Executive Officer